UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

SKY PETROLEUM, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

Nevada (State or Other Jurisdiction of Incorporation)	333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 Congress Avenue, Suite 1540 Austin, Texas 78701 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Results of Annual General Meeting of Shareholders

On August 8, 2007, Sky Petroleum, Inc. held its Annual General Meeting of Shareholders at the offices of Dorsey & Whitney LLP, Suite 4700, 370 Seventeenth Street, Denver, Colorado 80202, at 9:00 a.m. (MST). The Annual General Meeting of Shareholders was previously adjourned from its original date of June 27, 2007 for lack of quorum.

Shareholders representing 21,962,531 shares or 37.35% of the shares authorized to vote (58,793,709) were present in person or by proxy at the August 8 Annual General Meeting, representing a quorum for the purposes of conducting business.

Shareholders approved the following:

Proposal #1:

Election of Directors: The following Nominees to the Company’s Board of Directors were elected to serve until the Company’s 2008 Annual Meeting of Stockholders or until successors are duly elected and qualified.

Nominee	For	Withheld
Ian R. Baron	21,952,006	10,525
Peter J. Cockcroft	21,955,931	6,600
Karim Jobanputra	21,955,931	6,600
Brent D. Kinney	21,952,006	10,525
Nigel McCue	21,952,006	10,525
Michael D. Noonan	21,952,006	10,525

Proposal #2

Ratification of Financial Statements: The Company’s 2006 audited financial statements were ratified as follows:

Action	For	Against	Abstain
Ratification of 2006 Financial Statements	21,962,431	-0-	100

Proposal #3:

Ratification of Appointment of Auditor: The appointment of BDO Patel & Al Saleh, the Company’s independent registered public accounting firm, for the fiscal year of 2007 was ratified.

Action	For	Against	Abstain
Ratification of Appointment of Auditor	21,962,531	-0-	-0-

Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on May 30, 2007. Each nominee for director was elected, and each proposal was approved by the Shareholders.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: August 14, 2007	By: /s/ Michael D. Noonan Michael D. Noonan Interim Chief Executive Officer